EXHIBIT 99

Harnessing Change An Overview of LaBarge, Inc. November 2003

This report contains forward-looking statements that relate to future events or our future financial performance. We have attempted to identify these statements by terminology including "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "goal," "may," "will," "should," "can," "continue," or the negative of these terms or other comparable terminology. These statements include statements about our market opportunity, our growth strategy, competition, expected activities, and the adequacy of our available cash resources. These statements may be found in the section of this report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements. These statements are not guarantees of future performance and are subject to the risks, uncertainties and assumptions.

Delivering on Our Strategic Goals Focused strategy in diversified markets Strong management team/flexible organizational structure Key manufacturing initiatives Expanded capabilities New customers and broadened customer relationships Solid backlog Excellent balance sheet

Electronics Manufacturing Services Contract design and manufacturing services for sophisticated, high-reliability electronics to customers in a wide variety of technology-driven markets 4

Electronics Manufacturing Services $100 billion worldwide market Diverse and fragmented Job shops to highly automated factories Simple assembly to high-tech electronics Low volume to high volume

EMS Industry Outlook Long-term outlook for EMS industry is positive Increasing trend toward outsourcing Contract electronics manufacturers expected to be fastest growing segment of worldwide electronics assembly market* * Based on the period of 2001 through 2006. Source: Manufacturing Market Insider

LaBarge's Place in the EMS Industry LaBarge's niche: Low- to mid-volume High complexity/High reliability Typically, customers are large technology-driven companies Seeking to outsource turnkey electronic assemblies Focused on own core capabilities, boosting efficiencies

Focused Strategy Outsourcing partner to OEMs Diversified markets Broad-based manufacturing capabilities Expanded system integration capabilities Value-added services Flexibility

Competitive Advantage - Full-Service Provider Broad-based specialized capabilities Higher-level assemblies Systems integration Interconnect systems Printed circuit card assemblies card assemblies card assemblies

Competitive Advantage - Value-Added Services Extensive package of manufacturing services Program management Direct link with customer Design for manufacturability and testability Product redesign for cost reduction Product design partners

Expanding Capabilities and Processes Improved manufacturing efficiencies Lean methodologies: focuses resources on eliminating non-value-added activities Faster cycle time Increased capacity Increased productivity Reduced operating costs

Expanding Capabilities and Processes (cont.) Enhanced manufacturing capabilities $9 million investment in four years in new equipment and technology Supply chain management: focuses resources on streamlining how we source and purchase manufacturing materials Centralizing processes, reducing redundancies Leveraging purchasing power Improving bid turnaround time

Sales and Marketing Strategy Targets select customers Partner with our customers Serves diverse markets Provides balance Helps insulate the company from downturns

Leveraging Strong Relationships Aircraft engines, medical and transportation systems Defense Airport security and aerospace Postal systems and defense Postal systems and defense Defense and commercial aerospace aerospace aerospace Defense and commercial aerospace Defense and commercial aerospace Oil field services and tooling Defense Defense Defense Defense

Defense Government Systems Oil and Gas Aerospace Medical Semiconductor Other 0.49 0.17 0.16 0.12 0.03 0.02 0.01 DIVERSE MARKETS (revenues by market) Fiscal 2003 revenues = $102.9 million

Momentum in the Defense Market Long-term industry participant Established relationships with prime contractors Growing U.S. defense budget Provides balance to other market segments suffering from soft economy

MESA Radar Northrop Grumman AN/FPS-117 Long-Range Radar Lockheed Martin F/A-22 Raptor Raytheon F-16 Fighting Falcon Northrop Grumman Northrop Grumman Northrop Grumman T700 Turboshaft Engine GE Aircraft Engines RECENT DEFENSE AWARDS Virginia-Class Attack Submarine Lockheed Martin & DRS

Government Systems Postal sorting equipment Airport security equipment Oil and Gas Oil field services equipment Aerospace Conversions and retrofits Space ACTIVITY IN OTHER MARKETS ACTIVITY IN OTHER MARKETS

2000 2001 2002 2003 63.4 87.9 100.7 123.6 BACKLOG (dollars in millions) $109.7 million at end of fiscal 2004 first quarter

Acquisition Strategy Actively pursuing companies that: Are compatible with LB's core electronics manufacturing business Bring: New customers Expanded capabilities Are accretive to LB's EPS

Total debt-to-equity was 18% at the end of the fiscal 2004 first quarter. Total Debt-to-Equity 2000 2001 2002 2003 1.03 0.59 0.46 0.19 FINANCIAL STRENGTH

2000 2001 2002 2003 79.6 119.2 120.1 102.9 $29.7 million in the fiscal 2004 first quarter NET SALES (dollars in millions)

GROSS MARGIN (as a percentage of sales) 2000 2001 2002 2003 0.225 0.208 0.195 0.203 23% in the fiscal 2004 first quarter

DILUTED NET EARNINGS PER SHARE 2000 2001 2002 2003 0.11 0.26 0.26 0.15 $.08 per diluted share in the fiscal 2004 first quarter

Results/Outlook Challenges from economic uncertainty Strong first quarter Expect second quarter to be comparable to first quarter Backlog supports solid earnings performance in future quarters

LaBarge's Focused Commitment to Aggressive, Profitable Growth Excellent reputation and customer base in diverse industries Growth opportunities in defense and from a stronger economy Investment in people, facilities and technology Broadening our reach New customers Expanded capabilities Seek attractive EMS industry acquisitions Increased bidding activity/strong backlog Success in winning large contracts for more complex work Excellent balance sheet